SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549

                                  FORM 8-K


                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934







Date of Report (Date of earliest event reported)          February 14, 1996



                       Farm Family Mutual Insurance Company
               (Exact Name of Registrant as Specified in Charter)





           New York                2-57299              14-1415410

(State or Other Jurisdiction      (Commission          (IRS Employer
     of Incorporation)            File Number)       Identification No.)



344 Route 9W, Glenmont, NY                                  12077
(Address of Principal Executive Offices)                 (Zip Code)



Registrant's telephone number, including area code        (518) 436-9751






        (Former Name or Former Address, if Changed Since Last Report)







                               Page 1 of 4 pages.
                           Exhibit index is on page 2.

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Item 5.  Other Events



On February 14, 1996 Farm Family Mutual Insurance Company issued a press release announcing that its Board of Directors has adopted a Plan of Reorganization and Conversion pursuant to which the Company will convert from a mutual company to a stockholder-owned company.
A copy of the press release is attached hereto as Exhibit 99.



Item 7.  Financial Statements and Exhibits



The following exhibits are filed as part of this report:



Exhibit Index



Exhibit 99 - Press Release dated February 14, 1996

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


                                  SIGNATURES



	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       FARM FAMILY MUTUAL INSURANCE COMPANY
	                                                  (Registrant)



                                      	BY  /s/ William M. Stamp, Jr.

Date     February 14, 1996            	Name:  William M. Stamp, Jr.
                                      	Title:    President

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

                                                   EXHIBIT 99



FOR: 	FARM FAMILY MUTUAL
      INSURANCE COMPANY

CONTACT:  Timothy A. Walsh
  								(518) 436-9751





                      FARM FAMILY MUTUAL INSURANCE COMPANY
                  ADOPTS PLAN OF REORGANIZATION AND CONVERSION



	Glenmont, NY, February 14, 1996 - Farm Family Mutual Insurance Company announced today that its Board of Directors has adopted a Plan of Reorganization and Conversion pursuant to which the Company will convert from a mutual company to a stockholder-owned company.
The adoption of the Plan is one step in the demutualization process which will require the approval of the New York Insurance Department as well as the Company's policyholders prior to the Plan becoming effective.

Under the Plan, eligible policyholders will receive shares of common stock of Farm Family Holdings, Inc., a newly formed holding company for Farm Family, or cash. Additional shares will be offered to eligible policyholders who receive stock in the demutualization in a preemptive rights offering and to new investors in a public offering.

The Company's principal purposes for the Reorganization are to improve the Company's access to capital markets and to raise capital which will enable it to expand and develop its business in the rural and suburban communities in which the Company currently operates.

Farm Family is a regional, specialized property and casualty insurer of farms, agricultural related businesses and residents of rural and suburban communities.

The Company expects that the demutualization process will be completed in the third quarter of 1996.




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